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                                                                     Exhibit 5.1

March 18, 1999

Board of Directors
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr
Chicago, Illinois  60631

Re:      Registration Statement on Form S-4
         Exchange Offer Registration Statement


Gentlemen:

         It is our understanding that Bally Total Fitness Holding Corporation, a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-4 (the "Registration Statement"), which Registration Statement relates to a proposed public offering of up to $300,000,000 aggregate principal amount of 9 7/8% Series D Senior Subordinated Notes due 2007 (the "Series D Notes") to be issued by the Company in exchange for up to $225,000,000 aggregate principal amount of 9 7/8% Series B Senior Subordinated Notes due 2007 (the "Series B Notes") and up to $75,000,000 aggregate principal amount of 9 7/8% Series C Senior Subordinated Notes due 2007 (the "Series C Notes"). The Series B Notes were issued pursuant to an Indenture dated as of October 7, 1997 between the Company and First Trust National Association, as trustee (nka U.S. Bank Trust National Association). The Series C Notes were issued pursuant to an Indenture (the "New Indenture") dated as of December 16, 1998 between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee"). The Series D Notes will also be issued pursuant to the New Indenture.

         You have requested our opinion in connection with the Company's filing of the Registration Statement. In this regard, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter including, without limitation, the New Indenture, the Company's Restated Certificate of Incorporation and the Registration Statement.
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Board of Directors
Bally Total Fitness Holding Corporation
March 18, 1999
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         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of the Company and of state authorities.

         We have investigated such questions of law for the purpose of rendering the opinion in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the law of the State of New York.

         The opinion expressed herein assumes that there is no change in the facts, circumstances and law in effect on the date of this opinion, particularly as they relate to corporate authority and the Company's good standing under New York law.

         On the basis of and in reliance on the foregoing, we are of the opinion that the Series D Notes, when duly executed and delivered to, and authenticated by, the Trustee and exchanged for the Series B Notes or Series C Notes in accordance with the procedures specified in the Registration Statement, will be valid and binding obligations of the Company and will be entitled to the benefits of the New Indenture.

         The opinion in this letter is rendered in connection with the filing of the Registration Statement. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the heading "Legal Matters" as counsel to the Company.

                                                     Very truly yours,

                                                     /s/ Benesch, Friedlander,
                                                     Coplan & Aronoff LLP


                                                     BENESCH, FRIEDLANDER,
                                                     COPLAN & ARONOFF LLP